                                                           Exhibit No. EX-99.e.1

                             DISTRIBUTION AGREEMENT

     THIS  AGREEMENT  is made and entered  into as of this ____ day of ________,
200__, by and between  ___________________,  a _________________  business trust
(the "Trust") and QUASAR DISTRIBUTORS, LLC, a Delaware limited liability company
(the  "Distributor").   ___________________,   a  ____________________  and  the
investment advisor to the Trust (the "Advisor"),  is a party hereto with respect to Section 5 only.

     WHEREAS,  the Trust is registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as an open-end management  investment company,  and is  authorized  to issue shares of  beneficial  interest  ("Shares") in separate series, with each such series representing  interests in a separate portfolio of securities and other assets;

     WHEREAS,  the  Distributor  is  registered  as a  broker-dealer  under  the
Securities Exchange Act of 1934, as amended (the "1934 Act"), and is a member of the Financial Industry Regulatory Authority ("FINRA");

     WHEREAS,   the  Trust  desires  to  retain  the  Distributor  as  principal underwriter  in connection  with the offer and sale of the Shares of each series of the Trust  listed on Exhibit A hereto (as amended  from time to time) (each a
"Fund" and collectively, the "Funds"); and

     WHEREAS, this Agreement has been approved by a vote of the Trust's board of trustees  ("Board of  Trustees" or the  "Board"),  including  its  disinterested trustees voting separately, in conformity with Section 15(c) of the 1940 Act.

     NOW,  THEREFORE,  in  consideration  of the promises  and mutual  covenants herein  contained,  and other good and  valuable  consideration,  the receipt of which is hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

1.   Appointment of Quasar as Distributor

     The Trust  hereby  appoints the  Distributor  as its agent for the sale and distribution  of Shares of the Fund in  jurisdictions  wherein the Shares may be legally  offered  for  sale,  on the  terms  and  conditions  set  forth in this
Agreement,  and the  Distributor  hereby accepts such  appointment and agrees to perform the  services and duties set forth in this  Agreement.  The services and duties of the Distributor shall be confined to those matters expressly set forth herein,  and no implied  duties are  assumed by or may be  asserted  against the
Distributor hereunder.

2.   Services and Duties of the Distributor

     A.   The Distributor agrees to sell Shares on a best efforts basis as agent for the Trust upon the terms and at the current  offering  price (plus sales charge,  if any)  described in the  Prospectus.  As used in this
          Agreement,  the term "Prospectus"  shall mean the current  prospectus, including  the  statement of  additional  information,  as both may be amended or  supplemented,  relating  to the Fund and  included  in the
          currently   effective   registration   statement  (the   "Registration
          Statement")  of the Trust filed under the  Securities  Act of 1933, as amended  (the  "1933  Act") and the 1940 Act.  The Trust  shall in all cases  receive the net asset value per Share on all sales.  If a sales charge is in effect,  the Distributor shall remit the sales charge (or portion thereof) to broker-dealers  who have sold Shares, as described in Section 2(G),  below. In no event shall the Distributor be entitled to all or any portion of such sales charge.

     B.   During the continuous public offering of Shares,  the Distributor will
          hold  itself   available  to  receive  orders,   satisfactory  to  the
          Distributor, for the purchase of Shares and will accept such orders on behalf of the Trust. Such purchase orders shall be deemed effective at the time and in the manner set forth in the Prospectus.

     C.   The  Distributor,  with  the  operational  assistance  of the  Trust's transfer  agent,  shall make Shares  available for sale and redemption through  the  National  Securities  Clearing  Corporation's  Fund/SERV
          System.

     D.   The Distributor  acknowledges  and agrees that it is not authorized to provide  any  information  or make any  representations  other than as contained  in the  Prospectus  and any sales  literature  specifically approved by the Trust.

     E.   The Distributor agrees to cooperate with the Trust or its agent in the development  of  all  proposed  advertisements  and  sales  literature relating to the Fund.  The  Distributor  agrees to review all proposed advertisements  and sales  literature for compliance  with  applicable laws and regulations, and shall file with appropriate regulators those advertisements and sales literature it believes are in compliance with such laws and  regulations.  The Distributor  agrees to furnish to the
          Trust  any  comments  provided  by  regulators  with  respect  to such materials  and to use its best  efforts to obtain the  approval of the regulators to such materials.

     F.   The Distributor, at its sole discretion, may repurchase Shares offered for sale by  shareholders  of the  Fund.  Repurchase  of Shares by the
          Distributor  shall be at the price  determined in accordance with, and in the  manner  set  forth  in,  the  Prospectus.  At the  end of each business day, the Distributor  shall notify the Trust and its transfer agent,  by any  appropriate  means,  of the orders for  repurchase  of
          Shares received by the Distributor  since the last report,  the amount to be paid  for  such  Shares  and the  identity  of the  shareholders offering  Shares  for  repurchase.  The  Trust  reserves  the right to suspend such repurchase  right upon written notice to the Distributor.
          The  Distributor  further  agrees  to act as  agent  for the  Trust to
          receive  and  transmit   promptly  to  the  Trust's   transfer  agent,
          shareholder requests for redemption of Shares.

     G.   The  Distributor  may, in its  discretion,  enter into agreements with such  qualified  broker-dealers  as it may select,  in order that such broker-dealers  also  may sell  Shares  of the  Fund.  The form of any dealer  agreement  shall be approved by the Trust. To the extent there is a sales charge in effect,  the Distributor shall pay the applicable sales charge (or portion thereof), or allow a discount, to the selling broker-dealer, as described in the Prospectus.

     H.   The  Distributor  shall  devote its best  efforts  to effect  sales of
          Shares  of the Fund but  shall not be  obligated  to sell any  certain number of Shares.

     I.   The  Distributor  shall  prepare  reports for the Board  regarding its activities  under  this  Agreement  as  from  time to  time  shall  be reasonably requested by the Board, including reports regarding the use of any 12b-1 payments received by the Distributor.

     J.   The Distributor  agrees to advise the Trust promptly in writing of the initiation  of any  proceedings  against  it by the SEC or its  staff,
          FINRA or any state regulatory authority.

     K.   The Distributor  shall monitor amounts paid under Rule 12b-1 plans and pursuant to sales loads to ensure  compliance  with  applicable  FINRA rules.

3.   Representations and Covenants of the Trust

     A.   The Trust hereby  represents  and warrants to the  Distributor,  which representations  and  warranties  shall  be  deemed  to be  continuing throughout the term of this Agreement, that:

          (1)  It  is  duly  organized  and  existing  under  the  laws  of  the jurisdiction of its organization, with full power to carry on its business as now  conducted,  to enter into this  Agreement and to perform its obligations hereunder;

          (2)  This Agreement has been duly  authorized,  executed and delivered by  the  Trust  in  accordance  with  all  requisite  action  and constitutes a valid and legally binding  obligation of the Trust, enforceable in accordance with its terms,  subject to bankruptcy, insolvency, reorganization,  moratorium and other laws of general application  affecting  the rights and remedies of creditors  and secured parties;

          (3)  It is  conducting  its  business in  compliance  in all  material respects with all applicable laws and regulations, both state and federal,  and has obtained all regulatory  approvals necessary to carry on its  business  as now  conducted;  there is no  statute, rule,  regulation,  order  or  judgment  binding  on  it  and  no provision  of its charter,  bylaws or any contract  binding it or affecting  its property  which would  prohibit  its  execution or performance of this Agreement;

          (4)  All Shares to be sold by it,  including  those offered under this
               Agreement,  are validly authorized and, when issued in accordance with the  description in the  Prospectus,  will be fully paid and nonassessable;

          (5)  The Registration Statement, and Prospectus included therein, have been prepared in conformity with the requirements of the 1933 Act and the 1940 Act and the rules and regulations thereunder; and

          (6)  The Registration Statement (at the time of its effectiveness) and any advertisements and sales literature  prepared by the Trust or its agent (excluding  statements  relating to the Distributor and the services it provides that are based upon written  information furnished by the  Distributor  expressly for  inclusion  therein)
               shall not contain any untrue  statement of material  fact or omit to state any  material  fact  required  to be stated  therein  or necessary to make the statements therein not misleading, and that all  statements  or  information  furnished  to  the  Distributor pursuant  to this  Agreement  shall  be true and  correct  in all material respects.

     B.   The  Trust,  or its  agent,  shall  take or  cause  to be  taken,  all necessary  action to  register  Shares of the Fund under the 1933 Act, qualify  such  shares  for sale in such  states  as the  Trust and the
          Distributor  shall  approve,  and maintain an  effective  Registration
          Statement  for such  Shares in order to  permit  the sale of Shares as herein  contemplated.  The Trust authorizes the Distributor to use the
          Prospectus,  in the form  furnished  to the  Distributor  from time to time, in connection with the sale of Shares.

     C.   The Trust agrees to advise the Distributor promptly in writing:

               (i) of any material  correspondence or other communication by the
          Securities and Exchange  Commission  (the "SEC") or its staff relating to the  Fund,  including  requests  by the SEC for  amendments  to the
          Registration Statement or Prospectus;

               (ii) in the event of the  issuance  by the SEC of any  stop-order suspending the  effectiveness  of the  Registration  Statement then in effect or the initiation of any proceeding for that purpose;

               (iii) of the  happening  of any  event  which  makes  untrue  any statement of a material fact made in the  Prospectus or which requires the  making  of a  change  in such  Prospectus  in  order  to make the statements therein not misleading;

               (iv)  of  all  actions  taken  by the  SEC  with  respect  to any amendments to any Registration Statement or Prospectus, which may from time to time be filed with the SEC; and

               (v) in the event that it determines to suspend the sale of Shares at any time in response to  conditions  in the  securities  markets or otherwise,  or  in  the  event  that  it  determines  to  suspend  the redemption  of Shares at any time as  permitted by the 1940 Act or the rules of the SEC, including any and all applicable  interpretations of such by the staff of the SEC.

     D.   The Trust  shall  notify the  Distributor  in writing of the states in which the  Shares  may be sold and shall  notify  the  Distributor  in writing of any changes to such information.

     E.   The Trust  agrees to file  from  time to time such  amendments  to its
          Registration  Statement  and  Prospectus  as may be necessary in order that its  Registration  Statement and Prospectus  will not contain any untrue  statement of material  fact or omit to state any material fact required  to be stated  therein or  necessary  to make the  statements therein not misleading.

     F.   The Trust shall fully  cooperate in the efforts of the  Distributor to sell and  arrange for the sale of Shares and shall make  available  to the Distributor a statement of each computation of net asset value. In addition,  the Trust shall keep the Distributor  fully informed of its affairs  and  shall  provide  to the  Distributor,  from time to time, copies of all information,  financial statements and other papers that the Distributor may reasonably  request for use in connection with the distribution of Shares, including without limitation, certified copies of any financial  statements prepared for the Trust by its independent public  accountants  and  such  reasonable  number  of  copies  of the
          Prospectus  and annual and  interim  reports  to  shareholders  as the
          Distributor  may  request.  The Trust shall  forward a copy of any SEC filings,  including the  Registration  Statement,  to the  Distributor within one business day of any such filings. The Trust represents that it will  not use or  authorize  the use of any  advertising  or  sales material  unless  and until  such  materials  have been  approved  and authorized for use by the Distributor. Nothing in this Agreement shall require the sharing or provision  of materials  protected by privilege or limitation of disclosure,  including any applicable attorney-client privilege or trade secret materials.

     G.   The Trust has reviewed and is familiar  with the  provisions  of FINRA
          Rule 2830(k) prohibiting  directed brokerage.  In addition,  the Trust agrees not to enter into any agreement  (whether orally or in writing)
          under which the Trust  directs or is expected to direct its  brokerage transactions  (or any  commission,  markup or other  payment from such transactions)  to a broker or dealer for the promotion or sale of Fund
          Shares or the shares of any other investment company. In the event the
          Trust fails to comply with the  provisions of FINRA Rule 2830(k),  the
          Trust shall promptly notify the Distributor.

4.   Additional Representations and Covenants of the Distributor

     The  Distributor  hereby  represents,  warrants and covenants to the Trust, which representations, warranties and covenants shall be deemed to be continuing throughout the term of this Agreement, that:

     (1)  It is duly organized and existing  under the laws of the  jurisdiction of its  organization,  with full power to carry on its business as now conducted, to enter into this Agreement and to perform its obligations hereunder;

     (2)  This Agreement has been duly authorized, executed and delivered by the
          Distributor in accordance with all requisite  action and constitutes a valid and legally binding  obligation of the Distributor,  enforceable in  accordance  with its  terms,  subject to  bankruptcy,  insolvency, reorganization,  moratorium  and  other  laws of  general  application affecting the rights and remedies of creditors and secured parties;

     (3)  It is conducting  its business in compliance in all material  respects with all applicable laws and regulations,  both state and federal, and has  obtained  all  regulatory  approvals  necessary  to  carry on its business  as now  conducted;  there is no statute,  rule,  regulation, order or  judgment  binding  on it and no  provision  of its  charter, bylaws or any  contract  binding it or affecting  its  property  which would prohibit its execution or performance of this Agreement;

     (4)  It is registered as a broker-dealer under the 1934 Act and is a member in good standing of FINRA;

     (5)  It: (i) has adopted an anti-money  laundering compliance program ("AML
          Program") that satisfies the  requirements  of all applicable laws and regulations;  (ii) undertakes to carry out its AML Program to the best of its ability;  (iii) will promptly  notify the Trust and the Advisor if an inspection by the appropriate  regulatory authorities of its AML
          Program  identifies  any material  deficiency;  and (vi) will promptly remedy any material deficiency of which it learns; and

     (6)  In connection  with all matters  relating to this  Agreement,  it will comply with the  requirements  of the 1933 Act, the 1934 Act, the 1940
          Act,  the  regulations  of FINRA and all other  applicable  federal or state laws and regulations.

5.   Compensation

     The  Distributor  shall be compensated for providing the services set forth in this  Agreement  in  accordance  with the fee schedule set forth on Exhibit B hereto (as amended from time to time). The Distributor shall also be compensated for such out-of-pocket expenses (e.g.,  telecommunication  charges,  postage and delivery charges,  and reproduction  charges) as are reasonably  incurred by the
Distributor  in performing  its duties  hereunder.  The Trust shall pay all such fees and reimbursable  expenses within 30 calendar days following receipt of the billing  notice,  except for any fee or expense subject to a good faith dispute.
The Trust  shall  notify the  Distributor  in writing  within 30  calendar  days following  receipt of each invoice if the Trust is disputing any amounts in good faith.  The Trust shall pay such disputed amounts within 10 calendar days of the day on which the parties  agree to the amount to be paid.  With the exception of any fee or expense  the Trust is  disputing  in good  faith as set forth  above, unpaid  invoices shall accrue a finance charge of 1 1/2% per month after the due date. Notwithstanding anything to the contrary, amounts owed by the Trust to the
Distributor  shall only be paid out of the assets and property of the particular
Fund involved.  Such fees and expenses shall be paid to Distributor by the Trust from Rule 12b-1 fees  payable by the  appropriate  Fund or, if the Fund does not have a Rule 12b-1  plan,  or if Rule 12b-1 fees are not  sufficient  to pay such fees and expenses, or if the Rule 12b-1 plan is discontinued,  or if the Advisor otherwise  determines  that Rule 12b-1 fees shall not,  in whole or in part,  be used to pay Distributor, the Advisor shall be responsible for the payment of the amount of such fees and expenses not covered by Rule 12b-1 payments.

6.   Expenses

     A.   The Trust  shall bear all costs and  expenses in  connection  with the registration  of its Shares  with the SEC and its  related  compliance with  state  securities  laws,  as well as all costs and  expenses  in connection  with the  offering of the Shares and  communications  with shareholders, including but not limited to: (i) fees and disbursements of its  counsel and  independent  public  accountants;  (ii) costs and
          expenses  of  the  preparation,   filing,   printing  and  mailing  of
          Registration   Statements  and   Prospectuses,   as  well  as  related
          advertising  and sales  literature;  (iii)  costs and  expenses of the preparation, printing and mailing of annual and interim reports, proxy materials  and other  communications  to  shareholders;  and (iv) fees required  in  connection  with the  offer  and sale of  Shares in such jurisdictions  as shall be selected  by the Trust  pursuant to Section
          3(D) hereof.

     B.   The   Distributor   shall  bear  the  expenses  of   registration   or
          qualification  of the  Distributor as a dealer or broker under federal or state laws and the  expenses of  continuing  such  registration  or qualification.  The Distributor does not assume responsibility for any expenses not expressly assumed hereunder.

7.   Indemnification

     A.   The Trust shall indemnify, defend and hold the Distributor and each of its managers, officers, employees,  representatives and any person who controls the Distributor  within the meaning of Section 15 of the 1933
          Act (collectively,  the "Distributor Indemnitees"),  free and harmless from and against any and all claims,  demands,  losses,  expenses  and liabilities of any and every nature (including  reasonable  attorneys'
          fees)  (collectively,  "Losses") that the Distributor  Indemnitees may sustain  or  incur  or that  may be  asserted  against  a  Distributor
          Indemnitee  by any person (i)  arising out of or based upon any untrue statement or alleged untrue  statement of a material fact contained in the  Registration  Statement  or any  Prospectus,  or in any annual or interim  report to  shareholders,  or in any  advertisements  or sales literature  prepared by the Trust or its agent, or (ii) arising out of or based upon any omission,  or alleged  omission,  to state therein a material fact  required to be stated  therein or necessary to make the statements  therein  not  misleading,  or (iii) based upon the Trust's refusal or failure to comply with the terms of this  Agreement or from its bad faith, negligence, or willful misconduct in the performance of its duties under this Agreement;  provided,  however, that the Trust's obligation  to  indemnify  the  Distributor  Indemnitees  shall not be deemed to cover any  Losses  arising  out of any untrue  statement  or alleged untrue  statement or omission or alleged  omission made in the
          Registration Statement,  Prospectus,  annual or interim report, or any advertisement  or sales  literature in reliance upon and in conformity with written information  relating to the Distributor and furnished to the Trust or its  counsel by the  Distributor  for the purpose of, and used in, the preparation  thereof.  The Trust's agreement to indemnify the Distributor  Indemnitees is expressly  conditioned  upon the Trust being  notified  of such action or claim of loss  brought  against the
          Distributor  Indemnitees within a reasonable time after the summons or other  first legal  process  giving  information  of the nature of the claim shall have been served upon the Distributor Indemnitees,  unless the  failure to give notice does not  prejudice  the Trust;  provided, that the failure so to notify the Trust of any such  action  shall not relieve the Trust from any  liability  which the Trust may have to the person  against  whom  such  action is  brought  by reason of any such untrue, or alleged untrue, statement or omission, or alleged omission, otherwise than on account of the Trust's indemnity agreement contained in this Section 7(A).

     B.   The Trust shall be entitled to  participate  at its own expense in the defense, or if it so elects, to assume the defense of any suit brought to  enforce  any such  Losses,  but if the Trust  elects to assume the defense,  such defense  shall be  conducted  by counsel  chosen by the
          Trust and approved by the  Distributor,  which  approval  shall not be unreasonably  withheld.  In the event the Trust  elects to assume  the defense  of any such suit and retain  such  counsel,  the  Distributor
          Indemnitees  in such  suit  shall  bear the fees and  expenses  of any additional  counsel  retained by them.  If the Trust does not elect to assume the defense of any such suit, or in case the  Distributor  does not, in the exercise of reasonable judgment, approve of counsel chosen by the Trust, or if under prevailing law or legal codes of ethics, the same counsel  cannot  effectively  represent the interests of both the
          Trust and the  Distributor  Indemnitees,  the Trust will reimburse the
          Distributor  Indemnitees  for the reasonable  fees and expenses of any counsel  retained  by  them.  The  Trust's  indemnification  agreement contained in Sections 7(A) and 7(B) herein shall remain  operative and in full force and effect regardless of any investigation made by or on behalf of the  Distributor  Indemnitees and shall survive the delivery of any Shares and the termination of this Agreement. This agreement of indemnity  will inure  exclusively  to the benefit of the  Distributor
          Indemnitees and their successors.  The Trust agrees promptly to notify the  Distributor of the  commencement of any litigation or proceedings against the Trust or any of its  officers  or  trustees in  connection with the offer and sale of any of the Shares.

     C.   The Trust shall advance attorneys' fees and other expenses incurred by any Distributor  Indemnitee in defending any claim, demand,  action or suit which is the subject of a claim for  indemnification  pursuant to this Section 7 to the maximum extent permissible under applicable law.

     D.   The Distributor shall indemnify, defend and hold the Trust and each of its trustees, officers, employees,  representatives and any person who controls  the Trust  within the  meaning of Section 15 of the 1933 Act
          (collectively,  the "Trust  Indemnitees"),  free and harmless from and against any and all Losses that the Trust  Indemnitees  may sustain or incur or that may be asserted against a Trust Indemnitee by any person
          (i)  arising  out of or  based  upon  any  untrue  or  alleged  untrue statement of a material fact contained in the  Registration  Statement or any Prospectus, or in any annual or interim report to shareholders,
          or  in  any  advertisements  or  sales  literature   prepared  by  the
          Distributor,  or (ii)  arising out of or based upon any  omission,  or alleged  omission,  to state  therein a material  fact  required to be stated therein or necessary to make the statement not  misleading,  or
          (iii) based upon the  Distributor's  refusal or failure to comply with the terms of this  Agreement  or from its bad  faith,  negligence,  or willful  misconduct  in the  performance  of  its  duties  under  this
          Agreement;  provided,  however,  that with  respect to clauses (i) and
          (ii),  above,  the  Distributor's  obligation  to indemnify  the Trust
          Indemnitees  shall only be deemed to cover  Losses  arising out of any untrue  statement or alleged  untrue  statement or omission or alleged omission made in the  Registration  Statement,  Prospectus,  annual or interim report,  or any  advertisement or sales literature in reliance upon  and in  conformity  with  written  information  relating  to the
          Distributor  and  furnished  to  the  Trust  or  its  counsel  by  the
          Distributor for the purpose of, and used in, the preparation  thereof.
          The  Distributor's  agreement to indemnify  the Trust  Indemnitees  is expressly  conditioned  upon the  Distributor  being  notified  of any action or claim of loss brought against the Trust Indemnitees within a reasonable  time after the summons or other first legal process giving information of the nature of the claim shall have been served upon the
          Trust  Indemnitees,  unless  the  failure  to  give  notice  does  not prejudice the Distributor; provided, that the failure so to notify the
          Distributor of any such action shall not relieve the Distributor  from any liability  which the  Distributor  may have to the person  against whom such action is brought by reason of any such  untrue,  or alleged untrue,  statement  or  omission,  otherwise  than on  account  of the
          Distributor's indemnity agreement contained in this Section 7(D).

     E.   The Distributor shall be entitled to participate at its own expense in the  defense,  or if it so elects,  to assume the  defense of any suit brought to enforce any such Losses,  but if the Distributor  elects to assume the defense,  such defense shall be conducted by counsel chosen by the Distributor and approved by the Trust, which approval shall not be  unreasonably  withheld.  In the  event the  Distributor  elects to assume the defense of any such suit and retain such counsel, the Trust
          Indemnitees  in such  suit  shall  bear the fees and  expenses  of any additional counsel retained by them. If the Distributor does not elect to assume the defense of any such suit, or in case the Trust does not, in the exercise of reasonable  judgment,  approve of counsel chosen by the Distributor,  or if under prevailing law or legal codes of ethics, the same counsel  cannot  effectively  represent the interests of both the  Trust  Indemnitees  and the  Distributor,  the  Distributor  will reimburse the Trust  Indemnitees  for the reasonable fees and expenses of any counsel  retained by them.  The  Distributor's  indemnification agreement  contained  in Sections  7(D) and 7(E) herein  shall  remain operative and in full force and effect regardless of any investigation made by or on behalf of the Trust  Indemnitees  and shall  survive the delivery of any Shares and the  termination  of this  Agreement.  This agreement of indemnity  will inure  exclusively  to the benefit of the
          Trust  Indemnitees  and  their  successors.   The  Distributor  agrees
          promptly to notify the Trust of the  commencement of any litigation or proceedings  against  the  Distributor  or  any  of  its  officers  or directors in connection with the offer and sale of any of the Shares.

     F.   The  Distributor  shall  advance  attorneys'  fees and other  expenses incurred  by any Trust  Indemnitee  in  defending  any claim,  demand, action or suit  which is the  subject  of a claim for  indemnification pursuant to this  Section 7 to the maximum  extent  permissible  under applicable law.

     G.   No party to this  Agreement  shall be liable to the other  parties for consequential, special or punitive damages under any provision of this
          Agreement.

     H.   No person  shall be obligated  to provide  indemnification  under this
          Section 7 if such  indemnification  would be  impermissible  under the
          1940 Act, the 1933 Act, the 1934 Act or the rules of FINRA;  provided, however,  in such event  indemnification  shall be provided under this
          Section 7 to the maximum extent so permissible.

8.   Proprietary and Confidential Information

     The Distributor agrees on behalf of itself and its managers,  officers, and employees to treat  confidentially and as proprietary  information of the Trust, all records and other  information  relative to the Trust and prior,  present or potential shareholders of the Trust (and clients of said shareholders),  and not to use such records and  information  for any purpose other than the performance
of  its   responsibilities   and  duties  hereunder,   except  (i)  after  prior
notification  to and approval in writing by the Trust,  which approval shall not be  unreasonably  withheld and may not be withheld where the  Distributor may be exposed to civil or criminal  contempt  proceedings for failure to comply,  (ii)
when requested to divulge such information by duly constituted  authorities,  or
(iii) when so requested by the Trust.  Records and other  information which have become known to the public through no wrongful act of the  Distributor or any of its employees,  agents or  representatives,  and information that was already in the possession of the Distributor prior to receipt thereof from the Trust or its agent, shall not be subject to this paragraph.

     Further, the Distributor will adhere to the privacy policies adopted by the
Trust pursuant to Title V of the Gramm-Leach-Bliley Act, as may be modified from time to time. In this regard,  the Distributor  shall have in place and maintain physical,  electronic and procedural  safeguards  reasonably designed to protect the security,  confidentiality  and  integrity  of, and to prevent  unauthorized access  to or use of,  records  and  information  relating  to the Trust and its shareholders.

9.   Records

     The Distributor shall keep records relating to the services to be performed hereunder in the form and manner,  and for such period, as it may deem advisable and is  agreeable  to the  Trust,  but  not  inconsistent  with  the  rules  and regulations of appropriate government authorities, in particular,  Section 31 of the 1940 Act and the rules  thereunder.  The  Distributor  agrees  that all such records prepared or maintained by the Distributor relating to the services to be performed by the Distributor hereunder are the property of the Trust and will be preserved,  maintained,  and made available in accordance  with such  applicable sections and rules of the 1940 Act and will be promptly surrendered to the Trust or its designee on and in accordance with its request.

10.  Compliance with Laws

     The Trust has and retains primary responsibility for all compliance matters relating to the Fund, including but not limited to compliance with the 1940 Act, the  Internal  Revenue Code of 1986,  the  Sarbanes-Oxley  Act of 2002,  the USA
Patriot Act of 2002 and the policies and limitations of the Fund relating to its portfolio investments as set forth in its Prospectus and statement of additional information. The Distributor's services hereunder shall not relieve the Trust of its  responsibilities  for assuring  such  compliance  or the Board of Trustee's oversight responsibility with respect thereto.

11.  Term of Agreement; Amendment; Assignment

     A.   This Agreement shall become effective with respect to each Fund listed on Exhibit A hereof as of the date  hereof and,  with  respect to each
          Fund  not in  existence  on that  date,  on the date an  amendment  to
          Exhibit A to this Agreement relating to that Fund is executed.  Unless sooner terminated as provided herein, this Agreement shall continue in effect  for  two  years  from  the  date  hereof.  Thereafter,  if not terminated,  this Agreement shall continue in effect  automatically as
          to  each  Fund  for  successive   one-year   periods,   provided  such
          continuance  is  specifically  approved at least  annually by: (i) the
          Trust's  Board,  or (ii) the vote of a  "majority  of the  outstanding voting  securities" of a Fund, and provided that in either event,  the continuance  is also  approved by a majority of the Trust's  Board who are not "interested persons" of any party to this Agreement, by a vote cast in person at a meeting  called for the  purpose of voting on such approval.

     B.   Notwithstanding  the  foregoing,  this  Agreement  may be  terminated, without the payment of any penalty, with respect to a particular Fund:
          (i)  through a failure to renew this  Agreement  at the end of a term,
          (ii) upon mutual  consent of the parties,  or (iii) upon not less than
          60 days'  written  notice,  by  either  the  Trust  upon the vote of a majority of the members of its Board who are not "interested  persons"
          of the Trust and have no direct or indirect  financial interest in the operation  of  this  Agreement,  or by  vote  of a  "majority  of  the outstanding voting  securities" of a Fund, or by the Distributor.  The terms  of this  Agreement  shall  not be  waived,  altered,  modified, amended or supplemented in any manner  whatsoever  except by a written instrument  signed by the Distributor and the Trust. If required under the 1940 Act,  any such  amendment  must be  approved  by the  Trust's
          Board,  including  a  majority  of  the  Trust's  Board  who  are  not
          "interested persons" of any party to this Agreement, by a vote cast in person at a meeting  for the purpose of voting on such  amendment.  In the  event  that such  amendment  affects  the  Advisor,  the  written instrument  shall also be signed by the Advisor.  This  Agreement will automatically terminate in the event of its "assignment."

     C.   As used in this Section, the terms "majority of the outstanding voting securities," "interested person," and "assignment" shall have the same meaning as such terms have in the 1940 Act.

     D.   Sections 7 and 8 shall survive termination of this Agreement.

12.  Duties in the Event of Termination

     In the event that, in connection  with  termination,  a successor to any of the  Distributor's  duties or  responsibilities  hereunder is  designated by the
Trust by written notice to the Distributor,  the Distributor will promptly, upon such termination and at the expense of the Trust, transfer to such successor all
relevant  books,  records,   correspondence,   and  other  data  established  or
maintained  by  the  Distributor  under  this  Agreement  in a  form  reasonably acceptable  to the  Trust  (if such  form  differs  from  the form in which  the
Distributor has maintained the same, the Trust shall pay any expenses associated with  transferring the data to such form), and will cooperate in the transfer of such duties and  responsibilities,  including  provision for assistance from the
Distributor's  personnel in the establishment of books,  records, and other data by such successor. If no such successor is designated,  then such books, records and other data shall be returned to the Trust.

13.  Early Termination

     In the absence of any material breach of this  Agreement,  should the Trust elect to terminate this Agreement prior to the end of the term, the Trust agrees to pay the following fees:

     a.   all monthly  fees  through  the life of the  contract,  including  the rebate of any negotiated discounts;

     b.   all fees  associated  with  converting  services to successor  service provider;

     c.   all fees  associated  with any record  retention  and/or tax reporting obligations  that may not be  eliminated  due to the  conversion  to a successor service provider;

     d.   all out-of-pocket costs associated with a-c above.

14.  Governing Law

     This Agreement  shall be construed in accordance with the laws of the State of Wisconsin,  without regard to conflicts of law principles. To the extent that the applicable laws of the State of Wisconsin,  or any of the provisions herein, conflict  with the  applicable  provisions  of the 1940 Act,  the  latter  shall control, and nothing herein shall be construed in a manner inconsistent with the
1940 Act or any rule or order of the SEC thereunder.

15.  No Agency Relationship

     Nothing  herein  contained  shall be deemed to authorize or empower  either party to act as agent  for the  other  party to this  Agreement,  or to  conduct business in the name, or for the account, of the other party to this Agreement.

16.  Services Not Exclusive

     Nothing in this  Agreement  shall limit or restrict  the  Distributor  from providing services to other parties that are similar or identical to some or all of the services provided hereunder.

17.  Invalidity

     Any  provision  of this  Agreement  which may be  determined  by  competent authority to be prohibited or  unenforceable  in any  jurisdiction  shall, as to such  jurisdiction,  be  ineffective  to  the  extent  of  such  prohibition  or unenforceability  without  invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. In such case, the parties shall in good faith modify or substitute such provision  consistent with the original intent of the parties.

18.  Notices

     Any notice  required  or  permitted  to be given by any party to the others shall be in writing and shall be deemed to have been given on the date delivered personally  or by courier  service,  or three days after sent by  registered  or certified mail, postage prepaid,  return receipt requested,  or on the date sent
and  confirmed  received  by  facsimile   transmission  to  the  other  parties'
respective addresses as set forth below:

Notice to the Distributor shall be sent to:

         Quasar Distributors, LLC
         Attn:  President
         615 East Michigan Street
         Milwaukee, Wisconsin  53202
         Fax No.:_________________

notice to the Trust shall be sent to:

         ________________________
         ________________________
         ________________________
         ________________________
         ________________________

and notice to the Advisor shall be sent to:

         ________________________
         ________________________
         ________________________
         ________________________

19.  Multiple Originals

     This Agreement may be executed on two or more  counterparts,  each of which when so executed shall be deemed to be an original,  but such counterparts shall together constitute but one and the same instrument.

     IN WITNESS  WHEREOF,  the parties  hereto have caused this  Agreement to be executed by a duly authorized officer on one or more counterparts as of the date first above written.

     The parties hereby agree that the Distribution  Services provided by Quasar
Distributors, LLC will commence on ________________, 2006.

TRUST                                       QUASAR DISTRIBUTORS, LLC

By:________________________________         By:______________________________

Name:_____________________________          Name:____________________________

Title:______________________________        Title:_____________________________

ADVISOR
(with respect to section 5 only)

By:_________________________________

Name:_______________________________

Title:______________________________

                                    Exhibit A
                                     to the
                             Distribution Agreement

                                   Fund Names

                   Separate Series of _______________________

Name of Series                                             Date Added

                                    Exhibit B
                                     to the
                             Distribution Agreement

                                  Fee Schedule